Exhibit 99

                               Press Release

                                   Dated

                              December 13, 2000



























                                PRESS RELEASE



Today's date: December 13, 2000              Contact: Bill W. Taylor
Release date: Immediately                    Exec. Vice President, C.F.O.
                                             903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                              OF CASH DIVIDEND
                           (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 12, 2000, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on January 11, 2001, to stockholders of record at close of business on December 31, 2000.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 2000, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $301.5 million, liabilities and deferred income of $267.4 million and stockholder's equity of $34.1 million.